Exhibit 3.3
CERTIFICATE OF MERGER

MERGING

FRI MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

FRACROCK INTERNATIONAL, INC.

(a Delaware corporation)

December 11, 2013

The undersigned corporation DOES HEREBY CERTIFY:

FIRST:                      That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
FracRock International, Inc.	Delaware
FRI Merger Sub, Inc.	Delaware

SECOND:                      That an Agreement and Plan of Reorganization, dated September 18, 2013 (the “Merger Agreement”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of §251(c) of the Delaware General Corporation Law.

THIRD:                      That the name of the surviving corporation is FracRock International, Inc.

FOURTH:                      That the Certificate of Incorporation of FracRock International, Inc., as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under Delaware law.

FIFTH:                      That the executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043.

SIXTH:                      That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:                      That this Certificate of Merger shall be effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

In WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of the date first written above.

                  FRACROCK INTERNATIONAL, INC.

                  By:/s/ J. Christopher Boswell
                  Name:     J. Christopher Boswell
                  Title:       President and Chief Executive Officer